Exhibit 99.1


      DELAWARE COURT ALLOWS BLOCKBUSTER SPLIT-OFF EXCHANGE OFFER TO PROCEED


NEW YORK, NEW YORK, September 22, 2004 - Viacom Inc. (NYSE: VIA, VIA.B) said today that, with regard to the shareholder lawsuit filed on September 17, the Delaware Court of Chancery has denied plaintiff's request that a hearing be scheduled on a motion for a preliminary injunction. As a result, the exchange offer will be permitted to proceed without interference from this case.

Information About the Exchange Offer

Stockholders of Viacom are advised to read Viacom's Tender Offer Statement on Schedule TO, Blockbuster's Registration Statement on Form S-4 and the Prospectus-Offer to Exchange, as well as any other documents relating to the exchange offer that are filed with the SEC when they become available because they will contain important information. Stockholders of Viacom may obtain copies of these documents for free at the SEC's website at www.sec.gov or from Viacom Investor Relations at 1-800-516-4399. Viacom stockholders may also request copies of the exchange offer documents from Viacom's information agent, MacKenzie Partners, Inc., located at 105 Madison Avenue, New York, NY 10016, at
(800) 322-2885 (toll-free) in the United States or at (212) 929-5500 (collect) elsewhere.

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Contacts:

Media        Carl D. Folta             Susan Duffy
             (212) 258-6352            (212) 258-6347
             carl.folta@viacom.com     susan.duffy@viacom.com


Investors    Martin Shea               James Bombassei
             (212) 258-6515            (212) 258-6377
             marty.shea@viacom.com     james.bombassei@viacom.com